Exhibit 32

In connection with the Annual Report of Synergy Resources Corporation (the "Company") on Form 10-K for the period ending August 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), Ed Holloway, the Company’s President and Principal Executive and Frank L. Jennings, the Company’s Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

November 13, 2012                By:  /s/ Ed Holloway
                                                      Ed Holloway, President and Chief Executive Officer
                                                     (Principal Executive Officer)

November 13, 2012                By:  /s/ Frank L. Jennings
                                                      Frank L. Jennings, Chief Financial Officer
                                                     (Principal Financial and Accounting Officer)